Exhibit 10.1
SECOND AMENDMENT TO THE DTE ENERGY COMPANY SUPPLEMENTAL SAVINGS PLAN
(Amended and Restated Effective January 1, 2005)

As authorized by resolutions adopted by the DTE Energy Benefit Plan Administration Committee on March 19, 2013, the DTE Energy Company Supplemental Savings Plan
(Amended and Restated Effective January 1, 2005), is amended as follows:

1.    Effective January 1, 2005, Section 6.2(b)(2)(A) is amended to read as follows:

(A) The Participant’s election is filed with the Committee at least 12 months before the earliest date on which the distribution of the Post-2004 Account would begin under the Participant’s then-current distribution election;

(i)    For purposes of this Section 6.2(b)(2)(A), the date the Participant terminates employment other than because of death is treated as “the earliest date on which distribution of the Post-2004 Account would begin” if the Participant has not filed a previous election under this Section 6.2(b)(2) to change the form of distribution of the Post-2004 Account.

This Amendment is executed on behalf of the Committee by its Chairperson, as authorized by the Committee’s resolution.

Dated: March 19, 2013

/s/ Larry E. Steward
Larry E. Steward
Vice President, Human Resources
Committee Chairperson